Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-123279) and Form S-8 (No. 333-124290) of Access Integrated Technologies, Inc. of our report dated June 9, 2004 relating to the consolidated financial statements, which appears in this Form 10-KSB.



/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 27, 2005